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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 15, 2006
                                                          ---------------

                       JUNIPER PARTNERS ACQUISITION CORP.
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-51240              20-2278320
-----------------------------    ---------------    -----------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
      of Incorporation)           File Number)        Identification No.)

    56 West 45th Street, Suite 805, New York, New York              10036
---------------------------------------------------------     ------------------
         (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code: (212) 398-3112
                                                    --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, JUNIPER
PARTNERS ACQUISITION CORP. ("JUNIPER") INTENDS TO HOLD PRESENTATIONS FOR CERTAIN
OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN
PURCHASING JUNIPER SECURITIES, REGARDING ITS MERGER WITH FIRESTONE
COMMUNICATIONS, INC. ("FIRESTONE"), AS DESCRIBED IN THIS REPORT. THIS CURRENT
REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE
DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

HCFP/BRENNER SECURITIES LLC ("BRENNER SECURITIES"), THE MANAGING UNDERWRITER OF
JUNIPER'S INITIAL PUBLIC OFFERING ("IPO") CONSUMMATED IN JULY 2005, IS ASSISTING
JUNIPER IN THESE EFFORTS, FOR WHICH IT WILL BE ENTITLED TO RECEIVE A FEE (NOT TO
EXCEED $400,000) AND THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. JUNIPER
AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND BRENNER SECURITIES MAY BE DEEMED TO
BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECAL MEETING OF JUNIPER
STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF JUNIPER AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN
AVAILABLE, JUNIPER'S REGISTRATION STATEMENT CONTAINING A PRELIMINARY PROXY
STATEMENT/PROSPECTUS AND FINAL REGISTRATION STATEMENT CONTAINING A DEFINITIVE
PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH JUNIPER'S SOLICITATION OF PROXIES
FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS/PROSPECTUSES WILL CONTAIN
IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ JUNIPER'S FINAL PROSPECTUS,
DATED JULY 13, 2005, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE JUNIPER
OFFICERS AND DIRECTORS AND OF BRENNER SECURITIES AND THEIR RESPECTIVE INTERESTS
IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE
PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO
BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO
OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY
DIRECTING A REQUEST TO: JUNIPER PARTNERS ACQUISITION CORP., 56 WEST 45th STREET,
SUITE 805, NEW YORK, NEW YORK 10036. THE REGISTRATION STATEMENT CONTAINING THE
PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY
STATEMENT/PROSPECTUS, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE
OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET
SITE (http://www.sec.gov).

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

GENERAL; STRUCTURE OF MERGER
----------------------------

On August 15, 2006, Juniper Partners Acquisition Corp. ("Juniper") entered into an Agreement and Plan of Merger ("Merger Agreement") with Firestone
Communications, Inc. ("Firestone") and certain of Firestone's stockholders
("Signing Stockholders"). A wholly owned subsidiary of Juniper, formed to effectuate the merger by merging with and into Firestone, is also a party to the
Merger Agreement. As a result of the merger, Firestone will be the surviving corporation and will be a wholly owned subsidiary of Juniper.

Firestone is a privately-owned media and communications company that was established in July 2003. It was created to capitalize on the bankruptcy filing in 2002 of Hispanic Television Network. On June 30, 2003, Broadcastlinks Inc., a
business entity controlled by a majority of the current Firestone
Communications' shareholders, and Hispanic Television Network, Inc. ("HTVN")
merged, with HTVN being the surviving entity. Subsequently, the business name changed through charter amendment to Firestone Communications, Inc. on July 7,
2003. At the effective time of the merger, each issued and outstanding share of
HTVN common and preferred stock, and all options or warrants to purchase HTVN common and preferred stock ceased to be outstanding, and were cancelled and retired. Additional new shares of stock of the surviving corporation were distributed pursuant to the plan of reorganization. Broadcastlinks, Inc. had managed the reorganization of HTVN as part of a pre-packaged, voluntary petition for relief under Chapter 11 of the U S Bankruptcy Code.

Firestone has three revenue streams from: a Television Network, a Network
Origination Center, and television production services. Firestone is the owner and operator of SORPRESA! - America's first Hispanic Children's television network, the nation's first children's cable channel to broadcast exclusively in
Spanish, which was launched in March 2003 under Broadcastlinks Inc.

The current executive officers and directors of Firestone will resign from their current positions after the merger and Leonard Firestone will become the president and chief operating officer of Firestone. Stuart B. Rekant will continue as Juniper's chairman and chief executive office and will become chief executive officer of Firestone after the merger.

Upon consummation of the merger, the board of directors of Juniper will be comprised of three persons designated by the Signing Stockholders (including
Messrs. Raymond Mason and Bert Getz, Jr.), and three persons designated by Mr.
Rekant, including Mr. Rekant. The Signing Stockholders and Mr. Rekant will mutually designate the seventh member of the board of directors. The Signing
Stockholders, on the one hand, and Mr. Rekant, on the other hand, will enter into a Voting Agreement pursuant to which they will agree to vote for the other's designees to the board of directors of Juniper through the annual meeting of the Signing Stockholders of Juniper to be held in 2009.

The Signing Stockholders hold a majority of the outstanding voting stock of
Firestone and have approved and adopted the Merger Agreement in accordance with the Delaware General Corporation Law ("DGCL").

The merger is expected to be consummated in the last quarter of 2006, after the required approval by the stockholders of Juniper and the fulfillment of certain other conditions, as discussed herein.

MERGER CONSIDERATION
--------------------

Pursuant to the Merger Agreement, the Signing Stockholders and other persons who exercise warrants, stock options and other derivative securities to purchase common stock of Firestone prior to the closing of the merger, in exchange for all of the securities of Firestone outstanding immediately prior to the merger, will receive from Juniper 2,800,000 shares of Juniper common stock, subject to downward adjustment of up to 300,000 shares based upon the level of Firestone's trade payables at the time of closing. Holders of Firestone's Series B preferred stock will receive warrants to purchase 250,000 shares of Juniper's common stock identical in form of its existing Class W and Class Z warrants, with an exercise price of $5.00 per share.

Immediately following the merger, assuming no adjustment, the Signing
Stockholders of Firestone will own approximately 45% of the total issued and outstanding Juniper common stock. Ten percent (10%) of the shares of Juniper common stock being issued at the time of the merger will be placed into escrow to secure the indemnity rights of Juniper under the Merger Agreement.

In addition, Firestone's stockholders are entitled to receive Class W and Class
Z warrants to purchase up to an aggregate of 2,000,000 shares of Juniper's common stock, exercisable at $5.00 per share, if Firestone attains certain specified revenue and subscriber targets in the years 2007 and 2008 as follows:

----------------- ------------------------ -----------------------------------
Year              Revenue Target           Warrants
----------------- ------------------------ -----------------------------------
2007              $20,000,000              500,000
----------------- ------------------------ -----------------------------------
2008              $30,000,000              500,000
----------------- ------------------------ -----------------------------------

----------------- ------------------------ -----------------------------------
Year              Subscriber Target        Warrants
----------------- ------------------------ -----------------------------------
2007              3,500,000                500,000
----------------- ------------------------ -----------------------------------
2008              4,500,000                500,000
----------------- ------------------------ -----------------------------------

The Signing Stockholders have agreed not to sell any of the Juniper shares they receive in the merger for a period of one year following the closing of the merger. Juniper shares issued to other Firestone stockholders may not be publicly traded for six months following the closing. Also, the holders of
Juniper's securities issued prior to the IPO previously agreed to place their securities in escrow until the completion of a business combination.

Juniper has received an opinion from Sanders Morris Harris, Inc. dated as of
August 11, 2006, that the consideration being paid by Juniper in the merger is fair, from a financial point of view, to Juniper's stockholders and that the fair market value of Firestone is at least equal to 80% of Juniper's net assets.

REPRESENTATIONS AND WARRANTIES
------------------------------

The Merger Agreement contains representations and warranties of each of
Firestone and Juniper relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of other

properties, including intellectual property, (h) accounts receivable, (i)
contracts, (j) title to properties, and environmental condition thereof, (k)
title and condition of assets, (l) absence of certain changes, (m) employee matters, (n) compliance with laws, (o) litigation (p) regulatory matters and (q)
compliance with applicable provisions of securities laws. The Signing
Stockholders have represented and warranted, among other things, as to their accredited investor status.

COVENANTS

Juniper and Firestone have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

         (i)      The parties to use commercially reasonable efforts to obtain all necessary approvals from Signing Stockholders,
                  governmental agencies and other third parties that are
                  required for the consummation of the transactions contemplated by the Merger Agreement;

         (ii)     The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

         (iii)    Juniper to prepare and file a registration statement, which shall contain a proxy statement/prospectus, to register, under the Securities Act of 1933, the shares and warrants that will be issued to the Firestone stockholders pursuant to the merger and the shares of common stock issuable upon exercise of
                  warrants, and to solicit proxies from the Juniper stockholders to vote in favor of proposals regarding the adoption of the
                  Merger Agreement and the approval of the merger, the change of
                  Juniper's name to "Juniper Content Corporation", the increase, following the merger, of the number of authorized shares of
                  Juniper common stock from 25,000,000 to 35,000,000, an
                  amendment to Juniper's certificate of incorporation deleting certain portions of Article Fourth and Article Sixth thereof
                  (relating to certain matters that will no longer be applicable after the merger) and the adoption of a long-term incentive plan providing for the granting of options and other
                  stock-based awards for up to 600,000 shares of Juniper common stock;

         (iv)     Juniper and Firestone to use their reasonable best efforts to obtain the listing for trading on Nasdaq of Juniper's
                  securities;

         (iv)     Firestone and the Signing Stockholders to waive their rights to make claims against Juniper to collect from a trust fund established for the benefit of the Juniper stockholders who purchased their securities in Juniper's IPO for any moneys that may be owed to them by Juniper; and

         (vi)     Each Signing Stockholder, at or prior to closing of the
                  merger, to repay to Firestone all direct and indirect
                  indebtedness and other obligations owed by him to Firestone.

CONDITIONS TO CLOSING

GENERAL CONDITIONS

Consummation of the transactions is conditioned on the Juniper stockholders, at a meeting called for these purposes, (i) adopting the Merger Agreement and approving the merger, (ii) approving the change of Juniper's name, and (iii)
approving the increase of the authorized shares of Juniper's common stock from
20,000,000 to 35,000,000.

The adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares Juniper Class B common stock voted on the merger proposal. If holders owning 20% or more of the Class B shares vote against the transaction and exercise their right to convert such shares into a pro-rata portion of the funds held in trust by Juniper for the benefit of the holders of such shares, then the transactions contemplated by the Merger
Agreement cannot be consummated.

The approval of the Juniper name change and the increase in the number of authorized shares of Juniper common stock will require the affirmative vote of the holders of a majority of the outstanding common stock and Class B common stock of Juniper and such approvals are conditions to the consummation of the merger. The approval of the long-term incentive plan will require the affirmative vote of a majority of the outstanding Juniper common stock and Class
B common stock present in person or by proxy at the stockholder meeting and the amendment of Article Fourth and Article Sixth of Juniper's certificate of incorporation will require the affirmative vote by the holders of a majority of the outstanding common stock and Class B common stock of Juniper, but these approvals are not conditions to the consummation of the merger.

In addition, the consummation of the transactions contemplated by the Merger
Agreement is conditioned upon (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii)
the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the
Merger Agreement have been materially complied with by each party, (iv) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings, (v) Juniper's common stock, warrants and units being quoted on the OTC Bulletin Board or listed for trading on Nasdaq and
(vi) the effectiveness of the registration statement that will be filed to register the Juniper shares of stock and warrants (and shares of stock issuable upon exercise of the warrants) that will be issued to the Firestone stockholders in the merger.

FIRESTONE'S CONDITIONS TO CLOSING

The obligations of Firestone to consummate the transactions contemplated by the
Merger Agreement also are conditioned upon each of the following, among other things:

         (i)      There shall have been no material adverse change in the
                  business of Juniper since the date of the Merger Agreement;
                  and

         (ii)     The trust fund established for the benefit of the holders of
                  Juniper's Public Shares shall not contain less than
                  $14,899,000 and shall be dispersed to Juniper

                  immediately upon the closing, less amounts paid to Juniper stockholders who have elected to convert their shares to cash in accordance with Juniper's certificate of incorporation.

JUNIPER'S CONDITIONS TO CLOSING

The obligations of Juniper to consummate the transactions contemplated by the
Merger Agreement also are conditioned upon each of the following, among other things:

         (i)      At the closing, there shall have been no material adverse
                  change in the assets, liabilities or financial condition of
                  Firestone, its subsidiaries or their businesses since the date of the Merger Agreement;

         (ii)     The Signing Stockholders shall have repaid to Firestone all direct and indirect indebtedness and other obligations owed by them to Firestone;

         (iii)    At the closing, Leonard Firestone, Firestone's current chief executive officer, will enter into an employment agreement with Juniper (which is described below) providing for him to serve as Firestone's president and chief operating officer;
                  and

         (iv)     No more than 5% of any class of Firestone's capital stock
                  exercise their appraisal rights in connection with the merger.

INDEMNIFICATION
---------------

As Juniper's sole remedy post-closing for its rights to indemnification under the Merger Agreement, there will be placed in escrow (with an independent escrow agent) from the shares of Juniper common stock to be issued upon consummation of the merger, a total of 10% of such shares ("Indemnity Escrow Fund"). Any indemnification payments shall be paid solely from the shares placed in escrow.
For purposes of satisfying an indemnification claim, shares of Juniper common stock will be valued at the average reported last sales price for the ten trading days ending on the last day prior to the day that the claim is paid whereby such escrowed shares will be cancelled by the Parent in lieu of payment in cash. Claims for indemnification may be asserted by Juniper once the damages exceed $500,000 and will be reimbursable from the first dollar once that amount of damages is exceeded. Any shares of Juniper common stock remaining in the
Indemnity Escrow Fund on the thirtieth day after the date that Juniper files its
Annual Report on Form 10K for the year ended December 31, 2007, or for such further period as may be required pursuant to the Escrow Agreement, shall be released to the persons entitled to them. Firestone's stockholders will have voting rights with respect to the escrowed shares.

TERMINATION
-----------

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

         (i)      By mutual written consent of Juniper and Firestone;

         (ii)     By either Juniper or Firestone if the merger is not
                  consummated on or before January 20, 2007;

         (iii)    By either Juniper or Firestone if a governmental entity shall have issued an order, decree or ruling or taken any other
                  action, in any case having the effect of permanently
                  restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and
                  nonappealable;

         (iv)     By either Juniper or Firestone if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; and

         (v)      By either Juniper or Firestone if, at the Juniper stockholder meeting, the Merger Agreement and the transactions
                  contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Juniper's Class B
                  common stock and common stock, or the holders of 20% or more of shares of Class B common stock request conversion of their shares into the pro rata portion of the trust fund in
                  accordance with Juniper's certificate of incorporation.

EMPLOYMENT AGREEMENTS
---------------------

In connection with the consummation of the Merger Agreement, Stuart B. Rekant,
Juniper's chairman of the board and chief executive officer, will enter into an employment agreement with Juniper providing for Mr. Rekant to be employed as chairman of the board and chief executive officer of both Juniper and Firestone.
Further, Leonard Firestone, Firestone's current chairman of the board and chief executive officer, will enter into an employment agreement with Firestone to be employed as its president and chief operating officer. Each employment agreement will be for a three-year term, subject to earlier termination in certain circumstances.

The employment agreements provide for initial annual base salaries of $450,000 for Mr. Rekant and $235,000 for Mr. Firestone. Each employment agreement also provides for the provision of certain additional ("fringe") benefits to the covered executive. Mr. Rekant's agreement provides for the grant to him at the closing of the merger of stock options to purchase 350,000 shares of Juniper common stock with an exercise price equal to the average of the last reported sale price of the Juniper common sock for the 5 trading days immediately preceding the closing date. Mr. Firestone's agreement provides for the grant of options to purchase 120,000 shares of Juniper common stock under Juniper's equity incentive plan, assuming adoption of such plan by the Juniper stockholders. Such options will be granted at closing and have an exercise price equal to the last sale price of Juniper's common stock on the day prior to closing.

ITEM 5.01  CHANGE IN CONTROL OF REGISTRANT

As a result of the arrangements regarding the election of Juniper directors who will serve as such after the closing of the merger that are described above in
Item 1.01, a change in control of Juniper will occur as a result of the merger.
As such event will take place more than 60 days after the filing of this Report, not all of the persons who will so serve have yet been designated and the amounts of Juniper shares and warrants to be owned by the directors immediately after the merger cannot yet be determined. Accordingly, Juniper is at this time unable to provide information regarding the beneficial ownership of Juniper shares and warrants by those persons who will be its directors immediately after the merger. Such information will be provided in the proxy statement/prospectus that Juniper will distribute to its stockholders to solicit their vote to approve the merger and the other proposals that will be presented to them for consideration in connection with the merger.

ITEM 7.01  REGULATION FD DISCLOSURE.

FIRESTONE COMMUNICATIONS AND ITS BUSINESS
-----------------------------------------

Firestone is a privately-owned media and communications company that was established in July 2003. It was created to capitalize on the bankruptcy filing in 2002 of Hispanic Television Network. On June 30, 2003, Broadcastlinks Inc., a
business entity controlled by a majority of the current Firestone
Communications' shareholders, and HTVN merged, with HTVN being the surviving entity. Subsequently, the business name changed through charter amendment to
Firestone Communications, Inc. on July 7, 2003. At the effective time of the merger, each issued and outstanding share of HTVN common and preferred stock, and all options or warrants to purchase HTVN common and preferred stock ceased to be outstanding, and were cancelled and retired. Additional new shares of stock of the surviving corporation were distributed pursuant to the plan of reorganization. Broadcastlinks, Inc. had managed the reorganization of HTVN as part of a pre-packaged, voluntary petition for relief under Chapter 11 of the U
S Bankruptcy Code.

Firestone has three revenue streams from: a Television Network, a Network
Origination Center, and television production services. Firestone is the owner and operator of SORPRESA! - America's first Hispanic Children's television network, the nation's first children's cable channel to broadcast exclusively in
Spanish, which was launched in March 2003 under Broadcastlinks Inc.

THE TELEVISION NETWORK

The Sorpresa! television network was launched on March 15, 2003 and is broadcast on numerous cable systems throughout the United States and Puerto Rico on a 24 hour 7 day a week basis. The network broadcasts exclusively in Spanish and programs to children between the ages of 2-17. iSorpresa! was the first television network to be programmed for the Hispanic children's market and it remains one of the only cable networks exclusively serving this audience. The network features educational, sports, live-action, and animated programming with titles acquired from Puerto Rico and such countries as Mexico, Spain, Puerto
Rico, Argentina, and Chile.

Sorpresa! currently has over 600,000 cable subscribers. These subscribers are in 29 States and Puerto Rico. Firestone has distribution agreements with the 6 largest cable MSO's (Multi-System Operators) and one fibre optic network in the
U.S. including;

        o   Time Warner Cable
        o   Cox Communications
        o   Comcast
        o   The National Cable Television Cooperative (NCTC)
        o   Cablevision
        o   Charter Communications.
        o   Verizon FiOs

Each distribution contract is multi-year and provides for a recurring revenue stream created by monthly subscriber fees paid to Firestone by these companies.

Firestone supplies Azteca America television network, the third largest Spanish language television broadcaster in the United States, with Sorpresa!
programming. Each week, 8 hours of FCC core programming is broadcast on the
Azteca America television network and Firestone also provides 3 hours of programming to Mega-TV in Miami, FL. According to Neilson Media Research, these partnerships allow for the Sorpresa! brand and programs to reach over 7 million
Hispanic television households each week or approximately 64% of all Hispanic television households.

Multi-Platform Content Distribution

Firestone has secured distribution contracts and developed short-form video product offerings with several leading companies in the Mobile Video, Video On
Demand, SMS (text messaging) and Internet Protocol Television market sectors.

Recent distribution contracts signed include Google Video, AOL Video, MSN Video
(Microsoft Portal) Akimbo and MobiTV (cellular video provider to Sprint and
Cingular).

NETWORK ORIGINATION

Firestone's Network Origination Center (NOC) offers its customers a state-of-the-art, fully automated, digital facility with full-service satellite uplink and master control capabilities. Firestone's NOC also offers automated traffic systems, C-Band digital uplink, multiple downlink antennas, live program switching, digital video servers, a live production control room and studios for live or taped programs. At capacity, Firestone can uplink and manage a maximum of 8 television networks.

Firestone generates revenue for the operating unit by reselling satellite space segments and providing the technical management of a television network's program delivery. Firestone offers services to broadcast television clients which provide solutions in originating a television network feed and delivering it to broadcasters and cable affiliates across the country.

Firestone currently has three multi-year network origination contracts with the longest commitment expiring in 2013; a total of 4 networks are currently being managed, one of which is Sorpresa!.

PRODUCTION SERVICES

Firestone generates revenue from television productions ranging from commercials to episodic television series. Services provided to production clients include the development of all creative elements including branding and on-air promotions, as well as both live and taped studio production. Additionally, the division offers editing and graphic suites. Firestone has built out a fully digital control room, tape operations center and an audio suite for producing programming within the facility's two sound stages. Firestone produces high-end broadcast and non-broadcast programming on video or film, in both Spanish and
English. The production staff is fluent in English and Spanish.

COMPETITION
-----------

Firestone faces competition in all of it operating divisions. In 2006, some of
Firestone's competitors in production and network origination divisions include
Andrita Studios, Crawford Atlanta, Globecast, Comcast Media Center and
OlympuSat. Firestone's television business competes for viewers, distribution and revenues with other Spanish-language and English-language television cable networks. Many of these competitors are owned by companies that are

                                       10

larger and have financial strength greater than Firestone. Some English-language networks produce Spanish-language children's programming and simulcasting certain programming in English and Spanish.

FACILITIES
----------

Firestone's executive and operating offices are located at 6125 Airport Fwy.,
Ft. Worth, Texas 76117. Firestone operates a state-of-the-art, fully digital, network operations center, including a live digital control room and two studios for live or taped programs.

EMPLOYEES
---------

Firestone employs approximately 19 full-time employees in the following capacities: General and Administration: 4, Engineering/Network Operations: 13,
Affiliate Sales: 1, Creative Services: 1.

MANAGEMENT
----------

LEONARD L. FIRESTONE (39)

Leonard L. Firestone has been the Chairman and Chief Executive officer of
Firestone since its establishment in 2003. Mr. Firestone brings to Firestone more than 15 years of broadcast television and communications experience. From
1996 to 1999, Mr. Firestone served as President and General Manager of WJXX, the
ABC affiliate in Jacksonville, Fla., where he played a key role in launching and managing its start-up facility. Within a short period of time, the station established a leadership role in the community, and in June of 1999, WJXX was presented with the National Association of Broadcasters' prestigious Community
Service Award. From 1991 to 1999, Mr. Firestone served in various executive positions with Allbritton Communications, a local broadcast television corporation. Currently Mr. Firestone serves on the Chairman's Council of the
Betty Ford Center in Rancho Mirage, CA. Mr. Firestone graduated from the
University of Colorado where he received a B.A. in Political Science. Leonard
Firestone is Christopher Firestone's brother.

CHRISTOPHER K. FIRESTONE (35)

Christopher K. Firestone has been the Executive Vice President of operations of
Firestone since 2004. Mr. Firestone has also managed the affiliate sales efforts for iSORPRESA! since 2003. From 1996 to 1998, he worked in the new media division of the William Morris Agency, a talent agency, in Beverly Hills, CA, where he provided agency services to clients ranging from mid-size to Fortune
500 firms seeking brand extension into various segments of the entertainment industry. Mr. Firestone began his career working in independent and commercial film production in Los Angeles. Mr. Firestone received a B.F.A. in film studies from the University of Colorado, Boulder and an M.B.A. from Pepperdine
University, Graziadio School of Business and Management. Christopher Firestone
is Leonard Firestone's brother.

RAYMOND K. MASON (79)

Raymond Mason has served as a director of Firestone since 2003. Mr. Mason has been chairman of Rebuilding Services, Inc., Acorn Ventures, Inc., 12K, LLC and
Connemara Capital Company, LLC, each of which are private investment companies with investments in real estate, media, financial services, oil and gas and transportation, since 2002. From 1978 to 1998, Mr. Mason was Chairman, Chief
Executive Officer and controlling shareholder of American Banks of Florida,
Inc., which was merged into SouthTrust of Alabama, Inc. in 1998. Mr. Mason was the Chairman, President and Chief Executive Officer of The Charter Company, a
holding company with

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investments in financial services, oil and gas marketing and production and insurance, from 1949 to 1987 and served as a director of Florida National Banks of Florida, Inc., a Florida corporation, from 1960 to 1974. Mr. Mason received a degree in Economics from the University of North Carolina in 1949.

BERT A. GETZ, JR. (39)

Bert A. Getz, Jr., has served as a director of Firestone since 2005. Since 1991, he has been an Executive Vice President and Director of Globe Corporation, a
diversified family investment company and has served as President of Globe
Development Company, a real estate development business since 1996. Mr. Getz currently serves as an officer and director of Globe Management Company, the commercial property management arm of Globe Corporation. Mr. Getz has been a
Director of Wintrust Financial (NASDAQ: WTFC) since 2001, which includes serving on the subsidiary boards of The Wayne Hummer Companies and Libertyville Bank &
Trust. He has also been a director of IMS Companies LLC since 2003, Top Drive
Inc. since 2006, and HDO Inc. since 1997. Mr. Getz received a B.B.A. from the
Cox School of Business at Southern Methodist University and an M.B.A. from the
University of Michigan Business School.

FINANCIAL INFORMATION

         The financial information included in Exhibit 99.2 to this Report was prepared by Firestone as a private company in accordance with United States generally accepted accounting principles and may not be in compliance with SEC
Regulation S-X.

ITEM 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits:

Exhibit           Description
-------           -----------

10.1              Merger Agreement dated August 15, 2006 among Juniper Partners
                  Acquisition Corp., Firestone Acquisition, Inc., Firestone
                  Communications, Inc. and certain of the stockholders of
                  Firestone Communications, Inc.

10.2              Form of Voting Agreement among Juniper Partners Acquisition
                  Corp., certain stockholders of Firestone Communications, Inc.
                  and Stuart B. Rekant.

10.3              Form of Lock-Up Agreement executed by certain stockholders of
                  Firestone Communications, Inc.

10.4              Form of Escrow Agreement among Juniper Partners Acquisition
                  Corp., Raymond K. Mason, as the Stockholders' Representative,
                  and Continental Stock Transfer & Trust Company, as Escrow
                  Agent.

10.5              Employment Agreement dated August 15, 2006 between Juniper
                  Partners Acquisition Corp. and Stuart B. Rekant.

10.6              Stock Option Agreement dated August 15, 2006 between Juniper
                  Partners Acquisition Corp. and Stuart B. Rekant.

10.7              Form of Employment Agreement between Firestone Communications,
                  Inc. and Leonard Firestone.

99.1              Press release of Juniper Partners Acquisition Corp. dated
                  August16, 2006

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99.2              Certain unaudited consolidated financial statements of
                  Firestone Communications, Inc.*

99.3              Investor Presentation*

* To be filed by Amendment

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2006

                                  JUNIPER PARTNERS ACQUISITION CORP.

                                  By: /s/ Stuart B. Rekant
                                      ----------------------------------------
                                  Name: Stuart B. Rekant
                                  Title: Chairman and Chief Executive Officer

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